STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF


                                ISM HOLDING CORP.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my of office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.


NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will, begin June 25, 1997.













                                  In Witness Whereof, I have hereunto set
[STATE OF INDIANA                 my hand and affixed the seal of the State
HERE]                             of Indiana, at the City of Indianapolis,
                                  this Twenty-fifth day of June, 1997.



                                  /s/ SUE ANNE GILROY
                                  ---------------------------------------
                                      SUE ANNE GILROY, Secretary of State




                                                                      /S/ Deputy